Exhibit 10.15

Loan Contract of Bank of Chongqing

(Corporate RMB Loan)

Party A (Lender): Bank of Chongqing Guiyang Branch ~~Sub-branch (Department)~~

Party B (Borrower): Qianxinan Aosen Forestry Ltd

Bank of Chongqing Co., Ltd.

Loan Contract

(Corporate RMB Loan)

Contract No.: (2010) (CYQD) No.0058

Party A (Lender): Bank of Chongqing Guiyang Branch ~~Sub-branch (Department)~~

Address: No.51, Jiefang Road, Nanming District, Guiyang

Tel: 0851-8575531           Fax: 0851-8577696

Principal: Huang Changsheng           Title: President

Party B (Borrower): Qianxinan Aosen Forestry Ltd

Address: Hexin Village, Dingxiao Town, Xingyi

Tel: 13765015978           Fax: 0851-5525598

Legal Representative: Bai Yulu           Title: Executive Director

Party B applies to Party A for loan; and Party A agrees to extend the loan after review. Now Party A and Party B, in accordance with relevant laws, regulations and rules of the state and upon consensus through consultation, hereby conclude this Loan Contract, and are willing to abide by all articles hereof.

Article 1 Loan Contents

1. Loan amount (RMB): TWENTY MILLION ONLY (in words)
2. Loan period: from 21 June 2010 to 20 June 2011

The loan period shall be calculated by the method below:

The loan period shall commence on the date when the loan is actually disbursed. The actual disbursement date of this loan and the maturity date shall be subject to the loan note. The loan note shall be taken as an annex to this Contract, and shall have the same legal effect as this Contract.

3. Loan rate and adjustment

The benchmark loan rate of the People’s Bank hereunder is 5.31%. Both parties agree to increase/ or decrease the benchmark loan rate by    /  % or    /  %, therefore, the actual loan rate implemented hereunder is 5.31%.

Where the People’s Bank increases the benchmark loan rate during the contract term, the actual loan rate implemented hereunder shall be increased by the same ratio as the benchmark loan rate of the same term and priority.

Excepting a benchmark loan rate hike by the People’s Bank, adjustment of the loan rate hereunder shall be subject to the consensus of both Party A and Party B through consultation and conclusion of a separate loan rate supplementary agreement, only thus can the loan rate hereunder be adjusted. The adjusted loan rate shall follow the supplementary agreement signed.

4. Loan purpose

Party A shall specify the purpose of the loan. The purpose of the loan is for working capital turnover.

5. Security for loan

The security method for the loan hereunder is as below: (tick the option selected)

√ Mortgage, the guarantor shall conclude the Mortgage Contract of Bank of Chongqing with Party A. [See (2010) (  ) No. __ Mortgage Contract of Bank of Chongqing for details].

√ Guarantee, the guarantor shall conclude the Guarantee Contract of Bank of Chongqing with Party A. [See (2010) (  ) No. __ Guarantee Contract of Bank of Chongqing for details].

√ Guarantee, the guarantor shall conclude the Guarantee Contract of Bank of Chongqing with Party A. [See (2010) (  ) No. __ Guarantee Contract of Bank of Chongqing for details].

[  ] Others __________________

Article 2 Disbursement of Loan

1. Where Party A demands any security for the loan hereunder, the following conditions shall be met when Party B intends to draw the loan hereunder:

1) Where the security for the loan hereunder is a guarantee, the guarantee contract shall have become effective.

2) Where the security for the loan hereunder is a mortgage, the mortgage contract shall have become effective, and the mortgage registration procedures in respect to the mortgage shall have been gone through.

3) Where the security for the loan hereunder is a pledge, the pledge contract shall have become effective and Party B shall have completed the pledge registration procedures in respect to the article (or right) pledged, or have handed the article pledged or (document of title) to Party A.

4) Where the loan hereunder is secured by any other form, the security shall have been established effectively and shall be able to challenge any third party.

Where Party A demands diversified securities for the loan hereunder, including guarantee(s) and/or mortgage(s), the diversified securities shall meet the aforesaid security conditions simultaneously.

2. The loan shall be disbursed to Party B in a lump sum (lump sum/ ~~installments~~). The detailed arrangement of the disbursement in installments is as follows:

First installment: /                      .

Second installment: /                 .

Third installment: /                    .

Fourth installment: /                 .

The maturity date of each aforesaid installment shall be subject to the maturity date of the first installment of loan's disbursement.

3. Where the loan is disbursed, the loan note shall be completed in accordance with the stipulations hereof.

Article 3 Interest Settlement

1. The interests shall be calculated in light of the actual loan disbursed and the actual loan period as of the actual date of the loan disbursement. The interests shall be settled by the method specified in sub-paragraph 1:

(1) The interest shall be settled on a monthly basis, and on each 20th day.

(2) The interest shall be settled on a quarterly basis, and on each 20th day of the last month of each quarter.

(3) Others: ____________

2. Party B shall pay the interests on each interest settlement date, or Party A shall have the right to deduct the interests directly form Party B’s account. Where Party B fails to pay the interests on schedule, Party A shall have the right to calculate and charge compound interests in respect to the unpaid interests.

Article 4 Loan Repayment

1. Party B shall be obliged to repay all principal and interests on the loan on the maturity date of the loan; where it actually fails to make repayment on schedule, it shall notify Party A upon a one-month written notice, and negotiate with Party A on affairs relating to the repayment.

2. Where Party B intends to make early repayment, it shall notify Party A upon a seven-day written notice and be subject to the recognition of Party A. In the event of any early repayment by Party B, Party A shall have the right to repay Party B to compensate the losses sustained by Party A at % of the interests for the ammount repaid in advance.

3. Party B shall irrevocably authorize Party A to deduct all due principal and interests from its bank account.

4. Where Party A agrees with Party B to make repayment by installment, Party B’s detailed installment repayment arrangement shall be as follows:

___________________________

___________________________

___________________________.

The loan repaid by Party B shall be used in the repayment in the following order, but Party A reserves the right to change the order: (1) penalty; (2) compensation; (3) compound interests; (4) penalty interests; (5) interests; (6) principal; and (7) other outstanding amounts.

Article 5 Penalty Interests

Where Party B fails to clear the principal and interests of the loan on schedule when the loan becomes mature or falls due in advance, Party A shall have the right to calculate and charge penalty interests and compound interests. The interest rate of the penalty interests and compound interests shall be 50% (above) the actual loan rate hereunder (in the event of any actual loan rate adjustment, it shall be the adjusted actual loan rate).

Where Party B fails to use the loan for the purpose specified herein, Party A shall have the right to calculate and charge the penalty interests as of the date when the loan purpose is changed; and the penalty interest rate shall be 100% (above) the actual loan rate hereunder (in the event of any actual loan rate adjustment, it shall be the adjusted actual loan rate); besides which, the compound interests shall be calculated on the basis of the penalty interest rate.

Article 6 Early Maturity of Loan

In any of the following cases, it shall be taken as the early maturity of the loan hereunder, where Party A shall have the right to forthwith withdraw all loans disbursed and stop the disbursement of loans undistributed as of the date when the aforesaid case is found.

1. Party B violates any obligation specified herein, or Party B expresses explicitly or expresses through its conduct that it will not perform the contract obligations;

2. Party B is forced to or forwardly suspend its business, or reduce its registered capital;

3. Party B’s loan project plan is canceled or can no longer be implemented;

4. Party B suffers financial deficit due to material errors in operation;

5. Party B suffers administrative punishment due to material illegal operation;

6. Such cases as division, merger, liquidation, restructuring, cancellation, declaration of bankruptcy, and dissolution occur to Party B;

7. Party B has delayed the interest payment for over one month;

8. Party B embezzles the loan;

9. Party B has violated any other similar contract concluded with Party A or any third party, or gotten involved in any litigation or arbitration due to any dispute arising from such contract;

10. The guarantor of relevant security contract attached to the Contract breach the Contract, including but not limited to the false security materials and procedures provided by the guarantor, or the guarantor is forced to or forwardly suspend business;

11. Party B fails to provide complete and authentic annual financial reports, or to maintain the financial indicators required by the Bank continuously, or to provide information about the related transactions with the value over 10% of the net assets;

12. Bonus distributed by Party B without the consent of Party A exceeds certain percentage of the after-tax net income;

13. Party B’s capital expenditure exceeds the percentage specified by Party A;

14. Party B has sold specific assets (mainly refers to fixed assets) without the consent of Party A;

15. Party B has, without the consent of Party A, changed the debt articles with other credit grantors;

16. Party B has, without the consent of Party A, applied to other credit grantors for credit or mortgaged its assets to other creditors or credit grantors;

17. Party B has, without the consent of Party A, made early repayment of other long-term debts;

18. Party B has, without the consent of Party A, carried out any M&A activity;

19. Party B has, without the consent of Party A, offered additional debt guarantee to any third party; or

20. Other cases that have endangered or will probably endanger the security of Party A’s loan.

Article 7 Rights of Party B

1. Party B shall have the right to draw and use all loans as specified herein;

2. to reject any additional condition not specified herein; and

3. to transfer the debt to any third party after obtaining Party A’s written consent.

Article 8 Obligations of Party B

1. Party B shall be obliged to provide the documents and materials, and all bank account number and balance of deposits and loans required by Party A, and give cooperation to Party A’s investigation, review and inspection;

2. to forthwith provide the monthly financial statements and latest change in registration information to Party A;

3. to accept Party A’s supervision to its use of credit capital and relevant production, operation and financial activities;

4. to use the loans for the purpose specified herein;

5. to repay the loan principal and interests on schedule and in full as specified herein; and

6. to transfer the debt hereunder to any third party in whole or in part under the premise of obtaining Party A’s written consent;

7. to notify Party A of affairs relating to any material property transfer, system change or transfer of creditor’s right or debt in advance, and carry out the security measures for the repayment of the principal and interests of the loan hereunder and all of the other relevant fees.

Article 9 Rights of Party A

1. Party A shall have the right to require Party B to provide materials relating to the loan;

2. to require Party B to repay the loan principal and interests on schedule;

3. to know Party B’s production, operation and financial activities, and the business and repayment plan;

4. to supervise Party B to use the loan for the purpose specified herein;

5. to deduct the loan principal and interests directly from Party B’s account;

6. to require Party B to make early repayment as specified herein or stop disbursing the loan unused by Party B if Party B fails to perform any obligation specified herein; and

7. to require Party B to repay the principal and interests of the loan hereunder and all of the other relevant fees, or transfer the debts hereunder to the assignee agreed by Party A or to provide the security measures agreed by Party A in case of any material property transfer, system change or transfer of creditor’s right or debt.

Article 10 Obligations of Party A

1. Party A shall be obliged to disburse the loan to Party B in accordance with the conditions specified herein;

2. Unless otherwise specified in laws, to keep Party B’s financial, production and operation information confidential.

Article 11 Fees

1. Party B shall be liable for the fees arising from the credit investigation, inspection, notarization, witness and registration relating to the Contract;

2. Party B shall be liable for the fees sustained by Party A for collecting the loan principal and interests as Party B fails to repay the loan principal and interests on schedule, including the announcement, service, identification fees, attorney's fees, court fees, traveling expenses, evaluation fees, auction fees, property preservation fees, enforcement fees, etc.

Article 12 Party B shall open a settlement account with Party A, which shall be used to settle their business.

Article 13 Default Liability

1. Where Party B violates the obligations specified in subparagraphs 1, 2 and 3 of Article 8 hereof, Party A shall have the right to stop the disbursement of loans unused by Party B and withdraw part or all of the loans in advance;

2. Where Party B violates the obligation specified in subparagraph 4 of Article 8 hereof, Party A, besides calculating and charging the penalty interests, shall have the right to stop the disbursement of loans unused by Party B and withdraw part or all of the loans in advance;

3. Where Party B violates the obligations specified in subparagraphs 6 and 7 of Article 8 hereof, which frustrates the loan debt hereunder, Party A shall have the right to stop the disbursement of the remaining unused loan, and withdraw the amount of loans disbursed in advance, as well as investigate part or all of the compensation liability of Party B if Party A has sustained any loss on credit assets; and

4. Party A shall have the right to increase the percentage that the loan rate shall be raised as Party B has any stipulation herein.

Article 14 Modification and Rescission of the Contract

This Contract shall be modified or rescinded upon the consensus of Party A and Party B through consultation. The Agreement for the contract modification or rescission shall be made in writing. Article 15 Miscellaneous

1. During the valid period of the Contract, any tolerance of, grace period granted by or delayed execution of any right or power available for Party A hereunder by Party A in respect of Party B’s default or delay shall not damage, influence or restrict all rights and powers specified in the Contract and relevant legal provisions available for Party A as a creditor, or be taken as Party A’s permission or recognition to Party B’s behavior to damage this Contract, or be taken as Party A’s waiver of the right to take action to the defaults now or in the future.

2. Where this Contract or any article hereof becomes invalid legally whatever the reason is, Party B shall still perform the repayment liability. In the aforesaid case, Party A shall have the right to terminate the Contract, and forthwith claim the loan principal and interests and other relevant amounts against Party B; and

3. Party A and Party B’s notices and requests relating to the Contract shall be made in writing.

Article 16 Party B’s Representations and Warranties

Party B shall be legally qualified to conclude and perform this Contract, and have been fully authorized by its board of directors or any other competent body to conclude and perform the Contract (where the authorization is required).

Party B shall warrant to Party A that the application materials are true, legal and valid, and without any material error or omission of any significant fact against the facts.

Party B shall warrant notifying Party A in writing of any change in its domicile, correspondence address, contact telephone, business scope, legal representative and name within ten days upon the change of relevant issue.

Party B has fully known and understood the contents of all articles hereof; and conclusion of the Contract is the expression of both parties’ true intention.

Article 17 Governing Law and Dispute Resolution

This Contract shall be concluded and governed by law of the People’s Republic of China. Any dispute arising from the contract performance shall be settled by both parties through negotiation or mediation; should no consensus be reached, the dispute shall be settled by the method specified in 1 below:

1. Taking legal action to the people’s court of the place where Party A is located;

2. Applying to Chongqing Arbitration Commission for arbitration;

3. Where Party B fails to perform the obligations specified herein completely or incompletely after the Contract has gone through the notarization conferring it the effect of enforcement by Party A and Party B, Party A shall have the right to apply to the original notary office for the enforcement certificate, and apply to the people’s court with jurisdiction (i.e. the people’s court of the place where the person subject to enforcement is located or his property is located) for enforcement with the original notarial deed and the enforcement certificate; and Party B shall be willing to accept the enforcement of the people’s court.

4.             /               .

Article 18 Other affairs agreed by Party A and Party B:          /           .

Article 19 This Contract shall be made in five counterparts, with Party A holding two copies, Party B, Guizhou Yinyan Woods Co., Ltd. and Guizhou Huacheng Real Estate Development Co., Ltd. each holding one copy of equal legal effect.

Article 20 Party A has reminded Party B to pay attention to make comprehensive and accurate understanding to articles hereof, and give corresponding explanation to corresponding articles upon the request of Party B. The parties concluding the Contract have reached consensus on significations of the Contract.

Party A (Seal): Bank of Chongqing Guiyang Branch	Party B (Seal): Qianxinan Aosen Forestry Ltd
Principal: Huang Changsheng	Legal Representative:
(or Entrusted Agent)	(or Entrusted Agent)
Guarantor (Seal): Qianxinan Aosen Forestry Ltd.	Guizhou Yinyan Woods Co., Ltd.
Legal Representative:	Guizhou Huacheng Real Estate Development Co.,
(or Entrusted Agent)	Ltd.

Signing Date: 21 June 2010

Signing Place: